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                           RPM, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                 PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                                  (Unaudited)
                                                                   Exhibit XI
                    (In thousands, except per share amounts)



                                                                                              Six Months Ended November 30,
                                                                                              ------------------------------
                                                                                                                       1992
                                                                                                1993                (Restated)
                                                                                             --------                --------

Shares Outstanding
     For computation of primary earnings per
        common share
            Weighted average shares                                                           56,020                  52,875
            Net issuable common share equivalents                                                350                     352
                                                                                             --------                --------

              Total shares for primary earnings
                 per share                                                                    56,370                  53,227

     For computation of fully-diluted earnings
        per common share
           Additional shares issuable assuming
              conversion of convertible securities                                             8,483                   6,281

           Additional common shares equivalents;
              ending market value higher than
              average market value                                                               -                        67
                                                                                             --------                --------

                 Total shares for fully-diluted
                    earnings per share                                                        64,853                  59,575
                                                                                             ========                ========

Net Income
     Net income applicable to common shares for
        primary earnings per share                                                           $29,195                 $22,113
           Add  back interest net of tax on convertible
              securities assumed to be converted                                               2,393                   1,736
                                                                                             --------                --------
     Net income applicable to common shares for
        fully-diluted earnings                                                               $31,588                 $23,849
                                                                                             ========                ========
     Earnings Per Common Share and Common Share
        Equivalents                                                                           $.52                   $.42
                                                                                              ====                   ====
     Earnings Per Common Share Assuming Full
        Dilution                                                                              $.49                   $.40
                                                                                              ====                   ====



Data for November 1992 has been restated to reflect the acquisitions of Dynatron/Bondo Corporation on June 8, 1993 and of Stonhard, Inc. on October 26, 1993, both accounted for as a pooling of interests.
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